Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-132108) of Nomura Asset Acceptance Corporation (the “Registrant”) and in the Prospectus Supplement of the Registrant relating to Nomura Asset Acceptance Corporation Mortgage Pass-Through Certificates, Series 2007-1 (the “Prospectus Supplement”), of our report dated February 28, 2007 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 1, 2007, and to the reference to our firm under the heading “Experts” in the Prospectus Supplement. Our report refers to changes, in 2006, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

/s/KPMG LLP
________________________
New York, New York
May 9, 2007